EXHIBIT 21

JOHNSON WORLDWIDE ASSOCIATES, INC. AND SUBSIDIARIES

The following lists the principal direct and indirect subsidiaries of Johnson Worldwide Associates, Inc. as of September 29, 2000. Inactive subsidiaries are not presented.

                                                             Jurisdiction in
Name of Subsidiary (1)(2)                                    which Incorporated
------------------                                           ------------------
Johnson Worldwide Associates Australia Pty. Ltd.             Australia
Johnson Worldwide Associates Canada Inc.                     Canada
   Plastiques L.P.A. Limitee                                 Canada
Old Town Canoe Company                                       Delaware
   Leisure Life Limited                                      Michigan
   Extrasport, Inc.                                          Florida
Scubapro Scandinavia AB                                      Sweden
Under Sea Industries, Inc.                                   Delaware
   JWA Holding B.V.                                          Netherlands
      Johnson Beteiligungsgesellschaft GmbH                  Germany
          Jack Wolfskin Ausrustung fur Draussen GmbH         Germany
          Johnson Outdoors V GmbH                            Germany
          Scubapro Taucherauser GmbH                         Germany
          Uwatec AG                                          Switzerland
               Uwatec USA, Inc.                              Maine
               Uwatec Asia, Ltd. (3)                         Hong Kong
               Uwatec Batam                                  Indonesia
               Uwaplast AG                                   Switzerland
          Scubapro Asia, Ltd.                                Japan
          Scubapro Espana, S.A.(4)                           Spain
          Scubapro Eu AG                                     Switzerland
          Scubapro Europe Benelux, S.A.                      Belgium
               JWA France                                    France
                 Scuba/Uwatec S.A.                           France
          Scubapro Europe S.r.l.                             Italy
               Scubapro Italy S.r.l.                         Italy
          Scubapro (UK) Ltd.(5)                              United Kingdom
Pacific Kayak Ltd.                                           New Zealand

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(1) Unless otherwise indicated in brackets, each company does business only under its legal name.
(2) Unless otherwise indicated by footnote, each company is a wholly-owned subsidiary of Johnson Worldwide Associates, Inc. (through direct or indirect ownership).
(3) Percentage of stock owned is 60%.
(4) Percentage of stock owned is 98%.
(5) Percentage of stock owned is 99%.